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                             MT ACQUISITION CORP.

                           (a Delaware corporation)


                          METTLER-TOLEDO HOLDING INC.

                           (a Delaware corporation)

                      Senior Subordinated Notes due 2006

                              PURCHASE AGREEMENT







Dated:  October   , 1996

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--------------------------------------------------------------------------------

                               Table of Contents

PURCHASE
AGREEMENT.....................................................................................................  1

SECTION 1.  Representations and
Warranties....................................................................................................    4
         a.       Representations and Warranties by the Company and Holding...................................    4
                  i.       Compliance with Registration Requirements..........................................    4
                  ii.      Independent Accountants............................................................    5
                  iii.     Financial Statements...............................................................    5
                  iv.      No Material Adverse Change in Business.............................................    5
                  v.       Good Standing......................................................................    6
                  vi.      Good Standing of Subsidiaries......................................................    6
                  vii.     Capitalization.....................................................................    7
                  viii.    Authorization of Agreement.........................................................    7
                  ix.      Authorization of the Indenture.....................................................    7
                  x.       Authorization of the Securities....................................................    8
                  xi.      Description of the Securities and the Indenture....................................    8
                  xii.     Absence of Defaults and Conflicts..................................................    8
                  xiii.    Absence of Labor Dispute...........................................................    9
                  xiv.     Absence of Proceedings.............................................................    9
                  xv.      Accuracy of Exhibits...............................................................   10
                  xvi.     Possession of Intellectual Property................................................   10
                  xvii.    Absence of Further Requirements....................................................   10
                  xviii.   Possession of Licenses and Permits.................................................   10
                  xix.     Title to Property..................................................................   11
                  xx.      Compliance with Cuba Act...........................................................   11
                  xxi.     Investment Company Act.............................................................   11
                  xxii.    Environmental Laws.................................................................   11
                  xxiii.   Registration Rights................................................................   12
                  xxiv.    Taxes..............................................................................   12
                  xxv.     Accounting Controls................................................................   12
                  xxvi.    Insurance..........................................................................   13
                  xxvii.   Solvency...........................................................................   13
                  xxviii.  Events of Default..................................................................   13
                  xxix.    Stabilization or Manipulation......................................................   13
                  xxx.     Certain Relationships..............................................................   13
                  xxxi.    No Offering Material...............................................................   13
                  xxxii.   Suppliers..........................................................................   14
                  xxxiii.  Assignment of Rights Under Acquisition Agreement...................................   14
         b.       Officer's Certificates......................................................................   14


SECTION 2.  Sale and Delivery to Underwriters; Closing........................................................   14
         a. Securities........................................................................................   14
         b.       Payment.....................................................................................   14
         c.       Denominations; Registration.................................................................   15

SECTION 3.  Covenants of the Company and Holding..............................................................   15
         a.       Compliance with Securities Regulations and Commission Requests..............................   15
         b.       Filing of Amendments........................................................................   16
         c.       Delivery of Registration Statements.........................................................   16
         d.       Delivery of Prospectuses....................................................................   16
         e.       Continued Compliance with Securities Laws...................................................   16
         f.       Blue Sky Qualifications.....................................................................   17
         g.       Rule 158....................................................................................   17
         h.       Use of Proceeds.............................................................................   17
         i.       Restriction on Sale of Securities...........................................................   17
         j.       Reporting Requirements......................................................................   18

SECTION 4.  Payment of Expenses...............................................................................   18
         a.       Expenses....................................................................................   18
         b.       Termination of Agreement....................................................................   18

SECTION 5.  Conditions of Underwriters' Obligations...........................................................   18
         a.       Effectiveness of Registration Statement.....................................................   19
         b.       Opinion of Counsel for Company..............................................................   19
         c.       Opinion of Counsel for Underwriters.........................................................   19
         d.       Officers' Certificate.......................................................................   20
         e.       Accountant's Comfort Letter.................................................................   20
         f.       Bring-down Comfort Letter...................................................................   20
         g.       Maintenance of Rating.......................................................................   20
         h.       No Objection................................................................................   21
         i.       Indenture...................................................................................   21
         j.       Credit Agreement............................................................................   21
         k.       Acquisition.................................................................................   21
         m.       MTI Agreement...............................................................................   21
         l.       Solvency Opinion............................................................................   21
         n.       Additional Documents........................................................................   21
         o.       Termination of Agreement....................................................................   22

SECTION 6. Indemnification....................................................................................   22
         a.       Indemnification of Underwriters.............................................................   22
         b.       Indemnification of Company, Directors and Officers..........................................   23

         c.       Actions against Parties; Notification.......................................................   23
         d.       Settlement without Consent if Failure to Reimburse..........................................   24

SECTION 7.  Contribution......................................................................................   24


SECTION 8.  Representations, Warranties and Agreements to Survive Delivery....................................   26

SECTION 9.  Termination of Agreement..........................................................................   26
         a.       Termination; General........................................................................   26
         b.       Liabilities.................................................................................   26

SECTION 10.  Default by One or More of the Underwriters.......................................................   26

SECTION 11.  Notices..........................................................................................   27

SECTION 12.  Parties..........................................................................................   27

SECTION 13.  GOVERNING LAW AND TIME...........................................................................   28

SECTION 14.  Effect of Headings...............................................................................   28

                             MT ACQUISITION CORP.

                           (a Delaware corporation)


                          METTLER-TOLEDO HOLDING INC.

                           (a Delaware corporation)

                                 $115,000,000

                      Senior Subordinated Notes due 2006

                              PURCHASE AGREEMENT

                                                           October    ,  1996



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated
CS First Boston Corporation
Lehman Brothers Inc.
Scotia Capital Markets (USA) Inc.
      as Representative(s) of the several Underwriters
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         MT Acquisition Corp., a Delaware corporation (the "Company"), and Mettler-Toledo Holding Inc., a Delaware corporation ("Holding"), confirm their respective agreements with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, CS First Boston Corporation, Lehman Brothers Inc. and Scotia Capital Markets (USA) Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $115,000,000 aggregate principal amount of the Company's Senior Subordinated Notes due 2006 (the "Securities"). The Securities are to be issued pursuant to an indenture to
be dated as of October    , 1996 (the "Indenture") among the Company, as issuer,
Holding, as guarantor, and United States Trust Company of New York, as trustee (the "Trustee").

         The Company and Holding were organized to effect the Acquisition (as defined in the Registration Statement (as hereinafter defined)), pursuant to the terms of the Stock Purchase Agreement, dated as of April 2, 1996, as amended (the "Acquisition Agreement"), among MT Investors Inc. (formerly named AEA MT Inc.), Ciba-Geigy AG ("Ciba") and AG fr Prazisioninstrumente, a wholly owned subsidiary of Ciba ("AGP"). The proceeds of the sale of the Securities will be used as part of the financing of the Acquisition. In the Acquisition, the Company will acquire from AGP direct or indirect control of Mettler-Toledo, Inc., a Delaware corporation ("MTI"), Mettler-Toledo Holding AG, a Swiss corporation organized in connection with the Acquisition ("Swiss Subholding"), and each of the entities listed in Note 1 to the audited combined financial statements included in the Registration Statement (collectively, including MTI, the "Mettler-Toledo Group"). The entities constituting the Mettler-Toledo Group are hereinafter referred to collectively as the "Mettler-Toledo Group Companies," and each such entity is hereinafter referred to individually as a "Mettler-Toledo Group Company."

         Immediately following the consummation of the sale of the Securities hereunder, the Company will be merged (the "Merger") with and into MTI, which will become a wholly owned subsidiary of Holding. Upon consummation of the Merger, MTI will succeed to, and assume by supplemental indenture (the "Supplemental Indenture") to be dated the date of the Closing Time (as hereinafter defined) all of the obligations of the Company under the Indenture and the Securities, and will succeed to all of the obligations of the Company hereunder.

         Prior to or simultaneously with the issuance and sale of the Securities, the Company and Swiss Subholding will enter into a credit agreement (the "Credit Agreement") among the Company and Swiss Subholding, as borrowers, Merrill Lynch Capital Corporation, as agent and arranger, the Bank of Nova Scotia, as administrative agent, Credit Suisse and Lehman Commercial Paper Inc., as co-agents, and the other financial institutions party thereto, among other things, to provide a portion of the financing of the Acquisition.

         The Securities will be guaranteed by Holding on a senior subordinated basis, pursuant to a guarantee included within the Indenture and the Securities (the "Holding Guarantee"). The Holding Guarantee will be subordinated to, among other things, the guarantee by Holding of the indebtedness incurred pursuant to the Credit Agreement.

         The Company and Holding understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered and the Indenture has been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act").

         The Company and Holding have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-9621) covering the registration of the Securities and the Holding Guarantee under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company and Holding will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated September 16, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1.  Representations and Warranties.

         a. Representations and Warranties by the Company and Holding. Each of the Company and Holding, jointly and severally, represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

                  i. Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Holding, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and the 1939 Act and the rules and regulations of the Commission under the 1939 Act (the "1939 Act Regulations"), and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company and Holding will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus.

                  Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


                  ii. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  iii. Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly (A) the combined financial position of the Mettler-Toledo Group at the dates indicated and the combined statement of operations, changes in net assets and cash flows of the Mettler-Toledo Group for the periods specified; (B) the financial position of the Company at the date indicated and (C) the consolidated financial position of Holding at the date indicated; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration
         Statement.   The pro forma financial statements and the related notes
         thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

                  iv. No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Mettler-Toledo Group, considered as one enterprise, whether or not arising in the ordinary course of business, and no material adverse effect on the ability of the Company or Holding to consummate the Acquisition, including the transactions contemplated hereby, as the case may be (any such material adverse change or effect, a "Material Adverse Effect"), (B) there have been no transactions entered into by any Mettler-Toledo Group Company, the Company or Holding, other than those in the ordinary course of business, which are material with respect to the Mettler-Toledo Group, the Company or Holding, respectively, and (C) there has been no dividend or distribution of any kind declared, paid or made for or to Ciba or AGP by any Mettler-Toledo Group Company on any class of its capital stock.

                  v. Good Standing. Each of the Company and Holding has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and each of the Company and Holding is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. MTI has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, upon consummation of the Merger, to perform its obligations under this Agreement; and MTI is duly qualified as a foreign corporation to transact business and is in good standing in each other U.S. state in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  vi. Good Standing of Subsidiaries. Each of Swiss Subholding and each Mettler-Toledo Group Company "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of Holding (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each U.S. state in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by Ciba, directly or through subsidiaries, and upon consummation of the Merger, will be owned by MTI, directly or through subsidiaries, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (each a "Lien") except for any Lien created pursuant to the Credit Agreement or local working capital facilities permitted by the Credit Agreement securing the indebtedness thereunder; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of MTI after giving effect to the Acquisition are the subsidiaries listed on
         Exhibit 21 to the Registration Statement.

                  vii. Capitalization. The pro forma capitalization of the Company at June 30, 1996, as adjusted to give effect to the Acquisition, is as set forth in the Prospectus in the column entitled "Pro Forma" under the caption "Capitalization." The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable; and are owned by Holding free and clear of any Lien except for any Lien created pursuant to the Credit Agreement or local working capital facilities permitted by the Credit Agreement securing the indebtedness thereunder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder thereof. Upon consummation of the Merger, the shares of issued and outstanding stock of MTI and Swiss Subholding will be duly authorized and validly issued, will be fully paid and non-assessable and will be owned by Holding directly or through subsidiaries, free and clear of any Lien except for any Lien created pursuant to the Credit Agreement or local working capital facilities permitted by the Credit Agreement securing the indebtedness thereunder; and none of the outstanding shares of capital stock of MTI or Swiss Subholding will be issued in violation of the preemptive or other similar rights of any securityholder thereof.

                  viii. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and Holding.

                  ix. Authorization of the Indenture. The Indenture has been duly authorized by the each of Company and Holding and duly qualified under the 1939 Act and, when duly executed and delivered by the Company, Holding and the Trustee, will constitute a valid and binding agreement of each of the Company and Holding (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, of
         MTI), enforceable against each of the Company and Holding (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, of MTI) in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). The Supplemental Indenture has been duly authorized by each of MTI and Holding and, when duly executed and delivered by MTI, Holding and the Trustee, will constitute a valid and binding agreement of each of MTI and Holding, enforceable against each of MTI and Holding in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

                  x. Authorization of the Securities. The Securities and the Holding Guarantee have been duly authorized and, at the Closing Time, will have been duly executed by the Company and Holding, respectively, and, when authenticated (in the case of the Securities), issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, of MTI) and of Holding, respectively, enforceable against the Company (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, against MTI) and against Holding, respectively, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

                  xi. Description of the Securities and the Indenture. The Securities, the Holding Guarantee and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed as exhibits to the Registration Statement.

                  xii. Absence of Defaults and Conflicts. None of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any of them is a party or by which it or any of them may be bound, or to which any of their respective properties or assets is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and, except as disclosed in the Registration Statement with respect to business operations in China, the execution, delivery and performance of this Agreement, the Indenture, the Supplemental Indenture, the Securities and the Holding Guarantee and the consummation of the transactions contemplated herein and in the Registration Statement (including each of the transactions constituting the Acquisition, the issuance and sale of the Securities and the Holding Guarantee and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by each of the Company and Holding (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, by MTI) with its obligations hereunder and under the Indenture, the Securities and the Holding Guarantee, as the case may be, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company pursuant to, the Agreements and Instruments (except for debt agreements which will be repaid in full at the Closing and such other conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company.

                  xiii. Absence of Labor Dispute. No labor dispute with the employees of any Mettler-Toledo Group Company exists or, to the knowledge of the Company or Holding, is imminent, and neither the Company nor Holding is aware of any existing or imminent labor disturbance by the employees of any Mettler-Toledo Group Company's principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

                  xiv. Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or Holding, threatened, against or affecting the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the transactions constituting the Acquisition or the performance by the Company or Holding (or, upon the consummation of the Merger, by MTI) of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  xv. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

                  xvi. Possession of Intellectual Property. The Mettler-Toledo Group Companies own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, except where the failure to so own, possess or acquire, singly and in the aggregate, would not result in a Material Adverse Effect, and no Mettler-Toledo Group Company has received any notice or is other wise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of any Mettler-Toledo Group Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  xvii. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or Holding (or, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, by MTI) of its obligations hereunder, in connection with the offering, issuance or sale of the Securities or the Holding Guarantee hereunder or the consummation of the transactions contemplated by this Agreement, for the due execution, delivery or performance of the Indenture by the Company and Holding (and upon consummation of the Merger and execution and delivery of the Supplemental Indenture, by MTI), or for the consummation of the transactions constituting the Acquisition, except such as have been already made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws and except for the qualification of the Indenture under the 1939 Act and except as disclosed in the Registration Statement.

                  xviii. Possession of Licenses and Permits. The Company, Holding, Swiss Subholding and the Mettler-Toledo Group Companies possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them except for such Governmental Licenses the failure of which to possess would not have a Material Adverse Effect; the Company, Holding, Swiss Subholding and the Mettler-Toledo Group Companies are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly, or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company has received any written notice of any judicial or administrative proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  xix. Title to Property. The Mettler-Toledo Group Companies have good and marketable title to all real property owned by the Mettler-Toledo Group Companies and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by any Mettler-Toledo Group Company; or (c) would not have a Material Adverse Effect; and all of the leases and subleases material to the business of the Mettler-Toledo Group, and under which any Mettler-Toledo Group Company holds properties described in the Prospectus, are in full force and effect, and no Mettler-Toledo Group Company has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of any Mettler-Toledo Group Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of any Mettler-Toledo Group Company to the continued possession of the leased or subleased premises under any such lease or sublease.

                  xx.  Compliance with Cuba Act.  Each of the Mettler-Toledo

         Group Companies has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

                  xxi. Investment Company Act. None of the Company, Holding or MTI is, or upon the consummation of the Acquisition, the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  xxii. Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) no Mettler-Toledo Group Company is in violation of any federal, state, local or foreign statute, law, regulation, ordinance, code, common law or any judicial or administrative interpre-tation thereof enforceable at law or in equity, including any applicable judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products subject to regulation under any environmental law (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Mettler-Toledo Group Companies have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or, to the knowledge of the Company or Holding, threatened administrative, regulatory or judicial actions, suits, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against any Mettler-Toledo Group Company and (D) to the knowledge of the Company or Holding, there are no events or circumstances that could reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against any Mettler-Toledo Group Company relating to Hazardous Materials or any Environmental Laws.

                  xxiii. Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company, Holding or MTI under the 1933 Act.

                  xxiv. Taxes. The Mettler-Toledo Group Companies have filed all tax returns that are required to have been filed by them pursuant to applicable law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any Mettler-Toledo Group Companies, except for such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accor dance with GAAP, and except for the failure to pay such taxes which, individually and in the aggregate, would not have a Material Adverse Effect. The charges, accruals and reserves on the books of the Mettler-Toledo Group in respect of any tax liability for any years not finally determined are adequate in accordance with GAAP to meet any assessments or reassessments for additional tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

                  xxv. Accounting Controls. The Mettler-Toledo Group Companies maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A)transactions are executed in accordance with management's general or specific authorization,
         (B)transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C)access to assets is permitted only in accordance with management's general or specific authorization and (D)the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  xxvi. Insurance. The Mettler-Toledo Group Companies carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.

                  xxvii. Solvency. Each of the Company, Holding, MTI and Swiss Subholding is, and immediately after the Closing Time will be, Solvent. As used herein, the term "Solvent" means, with respect to such entity on a particular date, that on such date (A) the aggregate fair market value of the assets of such entity is greater than the total amount of liabilities (including contingent liabilities) of such entity, (B) the present fair salable value of the assets of such entity is greater than the amount that will be required to pay the probable liabilities of such entity on its debts as they become absolute and matured, (C) such entity is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature, and (D) such entity does not have unreasonably small capital.

                  xxviii. Events of Default. No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Indebtedness or Guarantor Senior Indebtedness (in each case, as defined in the Indenture).

                  xxix. Stabilization or Manipulation. Neither the Company nor Holding has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of any such entity to facilitate the sale or resale of the Securities.

                  xxx. Certain Relationships. No relationship, direct or indirect, exists between or among any of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company or any affiliate of any such entity, on the one hand, and any director, officer, stockholder, customer or supplier of any of them, on the other hand, which is required by the 1933 Act or by the 1933 Act Regulations to be described in the Registration Statement or the Prospectus which is not so described or is not described as required.

                  xxxi. No Offering Material. None of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company has distributed and, prior to the later to occur of (i)the Closing Time and
         (ii)completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the

         Registration Statement, any preliminary prospectus, the Prospectus or other materials, if any, permitted by the 1933 Act and approved by the Representatives.

                  xxxii. Suppliers. No supplier of merchandise to any Mettler-Toledo Group Company has ceased shipments of merchandise thereto, which cessation would result in a Material Adverse Effect.

                  xxxiii. Assignment of Rights Under Acquisition Agreement. All rights of MT Investors Inc. (formerly named AEA MT Inc.) under the Acquisition Agreement have been assigned to the Company and, effective upon the Merger, to MTI, pursuant to an agreement a copy of which has been furnished to counsel for the Underwriters.

         b. Officer's Certificates. Any certificate signed by any officer of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such entity to each Underwriter as to the matters covered thereby.

         SECTION 2.  Sale and Delivery to Underwriters; Closing.

         a. Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule B, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional principal amount of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of
Section 10 hereof.

         b. Payment. Payment of the purchase price for, and delivery of certificates for, the Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (Eastern time) or as soon thereafter as practicable prior to 12:00 Noon on October 15, 1996 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "Closing Time"). For purposes of Rule 15c6-1 under the Exchange Act, the Closing Time (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of Securities sold pursuant to the offering of Securities contemplated hereby.

         Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them.

It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Securities which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Securities to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

         c.       Denominations; Registration.  Certificates for the Securities

shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time. The Securities will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

         SECTION 3. Covenants of the Company and Holding. Each of the Company and Holding, jointly and severally, covenants with each Underwriter as follows:

                  a. Compliance with Securities Regulations and Commission Requests. The Company and Holding, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and Holding will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and Holding will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  b. Filing of Amendments. The Company and Holding will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.


                  c. Delivery of Registration Statements. The Company and Holding have furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  d. Delivery of Prospectuses. The Company and Holding have delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and Holding hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company and Holding will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  e. Continued Compliance with Securities Laws. The Company and Holding will comply with the 1933 Act and the 1933 Act Regulations and the 1939 Act and the 1939 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities (but in no event later than nine months after the date of this Agreement) any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and Holding will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Regilearn stration Statement or the Prospectus comply with such requirements, and the Company and Holding will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  f. Blue Sky Qualifications. The Company and Holding will use their best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor Holding shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company and Holding will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  g. Rule 158. The Company and Holding will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  h. Use of Proceeds. The Company and Holding will use the net proceeds received by them from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  i. Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, neither the Company nor Holding will, without the prior written consent of Merrill Lynch, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, or register for sale by others, any debt securities other than the sale of the Securities and indebtedness under the Credit Agreement and local working capital facilities permitted by the Credit Agreement.

                  j. Reporting Requirements. The Company and Holding, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4. Payment of Expenses. a. Expenses. The Company and Holding, jointly and severally, will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters, the Indenture and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (ix) any fees payable in connection with the rating of the Securities, and (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Securities.

         b. Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and Holding, jointly and severally, shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company and Holding contained in Section 1 hereof or in certificates of any officer of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company delivered pursuant to the provisions hereof, to the performance by each of the Company and Holding of its covenants and other obligations hereunder, and to the following further conditions:

                  a. Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company and Holding have elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  b. Opinion of Counsel for Company. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. At Closing Time, the Representatives shall have received the favorable opinions, dated as of Closing Time, and addressed to them on behalf of the Underwriters, of any counsel delivered to any lenders under the Credit Agreement in connection with the execution and delivery of the Credit Agreement or the consummation of the Acquisition, or otherwise, or letters, dated as of Closing Time, from such counsel entitling the Underwriters to rely on such opinions, in each case as counsel for the Underwriters may reasonably request, together with signed or reproduced copies of such opinions or letters for each of the other Underwriters.

                  c. Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (1), (2), (5) through (11), inclusive, and the fourth paragraph from the end of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company and certificates of public officials.

                  d. Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Mettler-Toledo Group, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of each of the Company and Holding, in each case dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Company and Holding, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and
         (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such officer, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

                  e. Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from KPMG Fides Peat a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                  f. Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from KPMG Fides Peat a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than four business days prior to Closing Time.

                  g. Maintenance of Rating. At Closing Time, the Securities shall be rated at least B2 by Moody's Investor's Service Inc. and B by Standard & Poor's Corporation, and the Company shall have delivered to the Representatives a letter dated the Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Securities have such ratings; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Securities or any of the Company's other debt securities by any nationally recognized securities rating agency, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Securities or any of the Company's other debt securities.

                  h. No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  i. Indenture. The Indenture shall have been duly executed and delivered by the Company, Holding and the Trustee, the Securities and the Holding Guarantee shall have duly executed and delivered by the Company and Holding, respectively, and the Securities shall have been duly authenticated by the Trustee.

                  j. Credit Agreement. The Company and Swiss Subholding shall have entered into the Credit Agreement providing for senior bank financing in an aggregate principal amount of at least $275 million pursuant to a term loan facility and at least $140 million pursuant to a revolving credit facility, which Credit Agreement shall be substantially in the form described in the Prospectus. No event of default or event which with notice or passage of time or both would constitute an event of default shall exist under the Credit Agreement; and the lenders under the Credit Agreement shall have advanced funds under the Credit Agreement in an amount sufficient to consummate the Acquisition and provide working capital.

                  k. Acquisition. Prior to or simultaneously with Closing Time, all of the conditions precedent to the consummation of the Acquisition shall have been fulfilled (except to the extent any such conditions have been waived with the prior consent of the Representatives); except as disclosed in the Registration Statement with respect to business operations in China, all necessary consents to consummate the Acquisition shall have been obtained and shall be in full force and effect; and each of the transactions constituting the Acquisition, including, without limitation, the Merger, shall have been consummated.

                  l. Solvency Opinion. Prior to or at Closing Time, the Representatives shall have received a solvency letter of an independent evaluation firm, in form and substance satisfactory to the Representatives.

                  m. MTI Agreement. Simultaneously with Closing Time, MTI, Holding and the Underwriters shall have executed and delivered an agreement, in form and substance satisfactory to the Representatives, whereby MTI will become a party to this Agreement and be subject to the obligations of this Agreement as if MTI were the Company.

                  n. Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company, Holding and MTI in connection with the issuance and sale of the Securities and the Holding Guarantee as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

                  o. Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6.  Indemnification.

         a. Indemnification of Underwriters. Each of the Company and Holding, jointly and severally, agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

                  i. against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  ii.      against any and all loss, liability, claim, damage

         and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

                  iii. against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (a) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and (b) with respect to any preliminary prospectus to the extent that any such loss, liability, claim, damage or expense of such Underwriter results solely from the fact that such Underwriter sold Securities to a person as to whom the Company shall establish that there was not sent by commercially reasonable means, at or prior to the written confirmation of such sale, a copy of the Prospectus in any case where such delivery is required by the 1933 Act, if the Company has previously furnished copies thereof in sufficient quantity to such Underwriter and the loss, liability, claim, damage or expense of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus.

         b. Indemnification of Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection
(a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         c. Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to
Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         d. Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.


         SECTION 7.  Contribution.  If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Holding on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Holding on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and Holding on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Company and Holding on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or Holding or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, Holding and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.


         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company and Holding, each officer of the Company and Holding who signed the Registration Statement, and each person, if any, who controls the Company and Holding within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and Holding, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or Holding, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9.  Termination of Agreement.

         a. Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or Holding or the Mettler-Toledo Group Companies considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or Switzerland or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal, New York or Swiss authorities.

         b. Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, but not the obligation, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then (a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased hereunder, then this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the

Underwriters shall be directed to the Representatives at North Tower, World Financial Center, New York, New York 10281-1201, attention of Syndicate Operations, with a copy to Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, attention of David A. Brittenham; and notices to the Company or Holding shall be directed to the Company at Park Avenue Tower, 65 East 55th Street, 27th Floor, New York, New York 10022, attention of Thomas P. Salice, and at Im Langacher, P.O. Box MT-100, 8606 Greifensee, Switzerland, attention of Robert E. Spoerry, with a copy to Timothy E. Peterson at Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004.

         SECTION 12. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, Holding and their respective successors, including, without limitation, MTI as the successor to the Company in the Merger. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and Holding and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and Holding and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF
CONFLICTS OF LAWS THEREOF.   SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY
TIME.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and Holding in accordance with its terms.

                                       Very truly yours,

                                       MT ACQUISITION CORP.


                                       By
                                           ------------------------------
                                           Title:

                                       METTLER-TOLEDO HOLDING INC.

                                       By
                                           ------------------------------
                                           Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                       INCORPORATED
CS FIRST BOSTON CORPORATION
LEHMAN BROTHERS INC.
SCOTIA CAPITAL MARKETS (USA) INC.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                           INCORPORATED


By
   -----------------------------------------
   Authorized Signatory


For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                  SCHEDULE A


                                                                                                      Principal
                                                                                                      Amount of
             Name of Underwriter                                                                      Securities
Merrill Lynch, Pierce, Fenner & Smith
                  Incorporated............................................................
CS First Boston Corporation...............................................................
Lehman Brothers Inc.......................................................................
Scotia Capital Markets (USA) Inc..........................................................
           ------------
Total.....................................................................................         $115,000,000
    ============



                                    Sch A-1

                                  SCHEDULE B

                             MT ACQUISITION CORP.

                $115,000,000 Senior Subordinated Notes due 2006



         1. The initial public offering price of the Securities shall be ___% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

         2. The purchase price to be paid by the Underwriters for the Securities shall be ___% of the principal amount thereof.

         3.       The interest rate on the Securities shall be ___% per annum.

         4. The Securities shall be redeemable at the option of the Company, in whole or in part, at any time on or after ____________, 2001, and prior to maturity, at the following redemption prices (expressed as percentages of principal amount), plus accrued interest, if any, to the redemption date, as further provided in the Indenture, if redeemed during the 12-month period beginning on _____________ of the years set forth below:

Year                                                                                     Redemption Price
2001..........................................................................                          %
2002..........................................................................                          %
2003..........................................................................                          %
2004 and thereafter...........................................................                     100.0%

         In addition, at any time and from time to time on or prior to __________, 1999, the Company may redeem in the aggregate up to $40 million of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings (as defined in the Indenture), in each case which yields gross proceeds to the Company (before discounts, commissions and expenses) of at least $65 million and following which there is a Public Market (as defined in the Indenture), at a redemption price (expressed as a percentage of the principal amount thereof) of _____%, plus accrued interest, if any, to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), provided that at least $75 million in aggregate principal amount of the Securities must remain outstanding after such redemption, as further provided in the Indenture.

                                    Sch B-1

                                                                     Exhibit A


          FORM OF OPINION OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


                                                            October__, 1996

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
CS First Boston Corporation
Lehman Brothers Inc.
Scotia Capital Markets (USA) Inc.
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
North Tower
World Financial Center
New York, New York 10281-1209

Ladies and Gentlemen:

         We are acting as special counsel to each of Mettler-Toledo Holding Inc. ("Holding") and MT Acquisition Corp. (the "Company", together with Holding, the "Registrants"), each a Delaware corporation, in connection with the underwritten public offering of $115 million aggregate principal amount of the Company's __% Senior Subordinated Notes due 2006 (the "Securities"), pursuant to a Purchase Agreement, dated as of October __, 1996, among the Registrants, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, CS First Boston Corporation, Lehman Brothers Inc. and Scotia Capital Markets (USA), Inc. (the "Purchase Agreement"). This opinion is being delivered pursuant to Section 5(b) of the Purchase Agreement and simultaneously with the payment by the Underwriters to the Company for the Securities. Except as provided herein, all capitalized terms used herein which are defined in the Purchase Agreement have the respective meanings specified therein.

         In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Registrants and their respective subsidiaries, such certificates of public officials and such other documents, and (iii) reviewed such information from officers and representatives of the Registrants and their respective subsidiaries and others, in each case, as we have deemed necessary or appropriate for the purposes of this opinion.

         In all such examinations, we have assumed the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the statements made in the certificates of officers of the Registrants delivered to us, the representations and warranties contained in the Purchase Agreement and certificates and oral or written statements and other information of or from public officials and officers and representatives of the Registrants, their respective subsidiaries and others, and assume compliance on the part of all parties to the Purchase Agreement with their covenants and agreements contained therein. With respect to the opinions expressed in paragraph 3 below, we have relied solely upon a certificate or certificates of public officials of such jurisdictions, copies of which have been provided to you.

         We have assumed, for purposes of the opinions expressed herein, that
(i) the Trustee has the power and authority to enter into and perform the Indenture and the Supplemental Indenture, (ii) the Indenture and the Supplemental Indenture have been duly authorized, executed and delivered by the Trustee and are valid, binding and enforceable upon the Trustee, and (iii) the Securities have been duly authenticated by the Trustee. With respect to the opinion expressed in paragraph 10 below regarding the effectiveness of the Registration Statement and the absence of any stop orders or proceedings for that purpose, we are relying upon the oral advice of the staff of the Securities and Exchange Commission (the "Commission").

         Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

         1. Each of the Company, Holding and MTI is validly existing as a corporation in good standing under the laws of the State of Delaware.

         2. Each of the Company and Holding has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement. MTI has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, upon consummation of the Merger, to perform its obligations under the Purchase Agreement.

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

         3. Each of the Company, Holding and MTI is duly qualified as a foreign corporation to transact business and is in good standing in the states listed on the schedule to be attached to this opinion.

         4. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and, to our knowledge, are owned by Holding free and clear of any Lien except for any Lien created pursuant to the Credit Agreement and any local working capital facilities secured under the security documents to the Credit Agreement (the "Working Capital Facilities"), and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Upon consummation of the Merger, the shares of issued and outstanding stock of MTI will be duly authorized and validly issued, will be fully paid and non-assessable and, to our knowledge, will be owned by Holding, free and clear of any Lien except for any Lien created pursuant to the Credit Agreement and the Working Capital Facilities.

         5. The Purchase Agreement has been duly authorized, executed and delivered by each of the Company and Holding.

         6. The Indenture has been duly authorized, executed and delivered by the Company and Holding and constitutes a valid and binding agreement of each of the Company and Holding (and, upon consummation of the Merger and the execution and delivery of the Supplemental Indenture, of MTI), enforceable against each of the Company and Holding (and, upon consummation of the Merger and the execution and delivery of the Supplemental Indenture, of MTI) in accordance with its terms. The Supplemental Indenture has been duly authorized by each of MTI and Holding and (upon the due execution and delivery thereof by MTI, Holding and the Trustee) constitutes a valid and binding agreement of each of MTI and Holding, enforceable against each of MTI and Holding in accordance with its terms.

         7. The Securities and the Holding Guarantee are in the forms contemplated by the Indenture, have been duly authorized by the Company and Holding, respectively, and the Securities and the Holding Guarantee have been duly executed and delivered by the Company and Holding, respectively, and constitute valid and binding obligations of the Company and Holding, respectively, enforceable against the Company and Holding, respectively, in accordance with their terms.

         8.       The Indenture has been duly qualified under the 1939 Act.

         9. The Securities, the Holding Guarantee and the Indenture conform in all material respects to the descriptions thereof contained in the Prospectus.

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


         10. The Registration Statement[, including any Rule 462(b) Registration Statement,] has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement [or any Rule 462(b) Registration Statement] has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.


         11. The Registration Statement[, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable,] the Prospectus [and each amendment or supplement to the Registration Statement and Prospectus] as of their respective effective or issue dates (other than the financial statements, notes and schedules thereto and other financial data included therein or omitted therefrom, and the Trustee's Statement of Eligibility on Form T-1 (the "Form T-1"), as to which we express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         12. The information in the Prospectus under "Description of Credit Agreement" and "Description of Notes", insofar as such information constitutes a summary of documents referred to therein, has been reviewed by us and is correct in all material respects.

         13. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any New York, Delaware or federal court or governmental authority or New York, Delaware or federal agency, domestic or foreign (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the 1939 Act, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the due execution, delivery or performance of the Indenture or the Supplemental Indenture by the Company, Holding or MTI, as the case may be, or for the offering, issuance, sale or delivery of the Securities or the Holding Guarantee.

         14. The execution, delivery and performance of the Purchase Agreement, the Indenture, the Supplemental Indenture, the Securities and the Holding Guarantee and the consummation of the transactions contemplated in the Purchase Agreement, including each of the transactions constituting the Acquisition, and compliance by each of the Company and Holding (and, upon consummation of the Merger and execution and delivery of the Supplemental Indenture, by MTI) with its obligations under the Purchase Agreement, the Indenture, the Securities and the Holding Guarantee, as the case may be, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section l (a)(xii) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, Holding, Swiss Subholding or any Mettler-Toledo Group Company pursuant to any agreements filed as Exhibits to the Registration Statement (except for Liens under the Credit Agreement and the Working Capital Facilities and such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, Holding or MTI, or any applicable

New York, Delaware or federal law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any New York, Delaware or federal government, government instrumentality or court.

         15. None of the Company, Holding or MTI is an "investment company" as such term is defined in the 1940 Act.

         16. Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company as set forth in the Prospectus will violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

         In addition, in the course of the preparation by the Registrants of the Registration Statement and the Prospectus, we participated in conferences with certain of the officers and representatives of, and the independent public accountants for the Registrants, at which the Registration Statement and the Prospectus were discussed. Between the date of effectiveness of the Registration Statement and the time of delivery of this letter, we attended additional conferences with certain of the officers and representatives of the Registrants, at which the contents of the Registration Statement and Prospectus were discussed to a limited extent. Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, except as specified in paragraph 12. Subject to the foregoing and on the basis of the information gained in the performance of the services referred to above, including information obtained from officers and other representatives of, and the independent public accountants for the Registrants, no facts have come to our attention that cause us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Also, subject to the foregoing, no facts have come to our attention in the course of proceedings described in the second sentence of this paragraph that cause us to believe that the Prospectus, as of the date and time of delivery of this letter, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading. We express no view or belief, however, with respect to financial statements, notes or schedules thereto or other financial data included in or omitted from the Registration Statement or Prospectus or with respect to the Form T-1 filed as an Exhibit to the Registration Statement.

         The opinions set forth above are subject to the following additional qualifications and assumptions:

         (A) Our opinion is subject to (i) applicable bankruptcy, insolvency, fraudulent transfer, fraudulent conveyance, reorganization, moratorium and other laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing and reasonableness), whether such principles are considered in a proceeding at law or equity.

         (B) Our opinion is subject to the effect of, and we express no opinion with respect to the application of or compliance with, state securities or Blue Sky laws.

         (C) For purposes of paragraphs 13 and 14 above, we have reviewed only those statutes, rules and regulations that in our experience are normally applicable to transactions of the type contemplated by the Indenture, the Holding Guarantee and the Purchase Agreement.

         The opinions expressed herein are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect. We assume no obligations to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

         The opinions expressed herein are solely for your benefit and may not be relied upon in any manner or for any purpose by any other person and may not be quoted in whole or in part without our prior written consent.

                                              Very truly yours,

                                    FRIED, FRANK, HARRIS, SHRIVER & JACOBSON


                                    By:_______________________________________
                                                     Timothy E. Peterson